Exhibit 99.1

Power Integrations Reports Fourth-Quarter Financial Results

Fourth-quarter revenues grew six percent year-over-year to $108.2 million; GAAP net loss of $0.57 per share driven by tax charge; non-GAAP earnings were $0.74 per diluted share

Full-year revenues grew 11 percent to $431.8 million; GAAP earnings were $0.90 per diluted share; non-GAAP earnings were $2.84 per diluted share, up 12 percent from prior year

Quarterly dividend rises to $0.16 per share; $30 million added to repurchase authorization

SAN JOSE, CALIF.--(BUSINESS WIRE)--February 1, 2018--Power Integrations (Nasdaq:POWI) today announced financial results for the quarter and year ended December 31, 2017. Results are calculated using the “sell-in” method of revenue recognition on sales to distributors, reflecting the company’s adoption of ASC 606 effective January 1, 2017. Prior-year results have been recast as if ASC 606 had been in effect for those periods.

Net revenues for the fourth quarter were $108.2 million, a decrease of three percent from the prior quarter and an increase of six percent from the fourth quarter of 2016. Net loss for the quarter was $16.9 million or $0.57 per share, compared to net income of $0.54 per diluted share in the prior quarter and net income of $0.48 per diluted share in the fourth quarter of 2016. The fourth-quarter loss includes a net charge of $37.5 million resulting from the 2017 tax legislation. Cash flow from operations was $27.4 million for the quarter.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of intangible assets, the tax effects of these items, and the fourth-quarter charge resulting from the 2017 tax legislation. Non-GAAP net income for the fourth quarter was $22.7 million or $0.74 per diluted share, compared with $0.78 per diluted share in the prior quarter and $0.70 per diluted share in the fourth quarter of 2016.

For the full year, net revenues were $431.8 million, an increase of 11 percent from the prior year. GAAP net income, which includes the impact of the tax charge, was $27.6 million or $0.90 per diluted share compared to $1.65 per diluted share for the prior year. Non-GAAP net income was $86.6 million or $2.84 per diluted share compared to $2.53 per diluted share for the prior year. Cash flow from operations was $82.0 million for the full year.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “We are pleased to report double-digit growth in annual revenues and non-GAAP earnings again in 2017. Revenues from the industrial market grew 20 percent for the year, while the consumer category grew more than 15 percent driven by appliance applications. Together, these two end-markets accounted for more than 70 percent of our sales in 2017.

“While demand has moderated of late, particularly in the handset and appliance markets, we expect continued growth in 2018 and beyond, driven by trends such as energy efficiency, clean energy, IoT, faster charging, the switch to battery-powered motors for tools and transportation, and the mass adoption of convenience and comfort appliances in emerging markets. These trends are driving demand for increasingly innovative power-conversion technologies, and we are especially well-positioned to capitalize on these opportunities.”

Additional Highlights

  Power Integrations paid a dividend of $0.14 per share on December 29, 2017. A dividend of $0.16 per share is scheduled to be paid on March 30, 2018, to stockholders of record as of February 28, 2018.
  Power Integrations repurchased approximately 33,000 shares of its common stock during the fourth quarter, and had $44.4 million remaining on its repurchase authorization at year-end. The company’s board of directors has subsequently increased the repurchase authorization by a further $30 million.
  Power Integrations was issued eight U.S. patents during the fourth quarter of 2017.

Financial Outlook

The company issued the following forecast for the first quarter of 2018:

  Revenues are expected to be $103 million plus or minus $3 million.
  GAAP gross margin is expected to be approximately 50.3 percent; non-GAAP gross margin is expected to be approximately 51.5 percent. (The difference between the expected GAAP and non-GAAP gross margins is composed of approximately 0.9 percentage points from amortization of acquisition-related intangible assets and 0.3 percentage points from stock-based compensation.)
  GAAP operating expenses are expected to be between $41 million and $41.5 million; non-GAAP operating expenses are expected to be between $34 million and $34.5 million. (Non-GAAP expenses are expected to exclude approximately $6.5 million of stock-based compensation and $0.5 million of amortization of acquisition-related intangible assets.)

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-647-689-4187. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets (including in-place lease intangible assets), the tax effects of these items, and a charge related to the 2017 tax legislation. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. These non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The statements in this press release regarding the company’s forecast for its first-quarter financial performance and continued growth in 2018 and beyond are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 8, 2017. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
NET REVENUES	$108,249	$111,255	$102,436	$431,755	$389,668

COST OF REVENUES	54,221	55,542	52,360	218,091	197,477

GROSS PROFIT	54,028	55,713	50,076	213,664	192,191

OPERATING EXPENSES:
Research and development	17,180	17,340	15,766	68,501	62,310
Sales and marketing	12,743	12,254	11,941	49,237	45,535
General and administrative	9,127	9,546	8,257	36,142	33,029
Amortization of acquisition-related intangible assets	513	514	584	2,147	2,443
Total operating expenses	39,563	39,654	36,548	156,027	143,317

INCOME FROM OPERATIONS	14,465	16,059	13,528	57,637	48,874

Other income, net	796	895	299	2,662	1,078

INCOME BEFORE INCOME TAXES	15,261	16,954	13,827	60,299	49,952

PROVISION (BENEFIT) FOR INCOME TAXES	32,159	448	(476)	32,690	1,054

NET INCOME (LOSS)	$(16,898)	$16,506	$14,303	$27,609	$48,898

EARNINGS (LOSS) PER SHARE:
Basic	$(0.57)	$0.55	$0.49	$0.93	$1.69
Diluted	$(0.57)	$0.54	$0.48	$0.90	$1.65

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,759	29,759	29,196	29,674	28,925
Diluted	29,759	30,614	29,914	30,545	29,619

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$436	$391	$417	$1,321	$1,148
Research and development	2,338	2,173	1,966	8,496	7,309
Sales and marketing	1,470	1,441	1,260	5,197	4,489
General and administrative	2,611	2,521	2,025	9,663	7,939
Total stock-based compensation expense	$6,855	$6,526	$5,668	$24,677	$20,885

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$939	$939	$939	$3,756	$3,785

General & administrative expenses include:
Patent-litigation expenses	$1,914	$2,302	$2,150	$7,839	$6,861

Other income, net includes:
Amortization of in-place lease intangible assets	$-	$-	$90	$180	$360

REVENUE MIX BY END MARKET
Communications	25%	23%	29%	24%	27%
Computer	5%	5%	6%	5%	6%
Consumer	37%	37%	37%	38%	36%
Industrial	33%	35%	28%	33%	31%

POWER INTEGRATIONS, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$54,028	$55,713	$50,076	$213,664	$192,191
GAAP gross margin	49.9%	50.1%	48.9%	49.5%	49.3%

Stock-based compensation included in cost of revenues	436	391	417	1,321	1,148
Amortization of acquisition-related intangible assets	939	939	939	3,756	3,785

Non-GAAP gross profit	$55,403	$57,043	$51,432	$218,741	$197,124
Non-GAAP gross margin	51.2%	51.3%	50.2%	50.7%	50.6%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$39,563	$39,654	$36,548	$156,027	$143,317

Less: Stock-based compensation expense included in operating expenses
Research and development	2,338	2,173	1,966	8,496	7,309
Sales and marketing	1,470	1,441	1,260	5,197	4,489
General and administrative	2,611	2,521	2,025	9,663	7,939
Total	6,419	6,135	5,251	23,356	19,737

Amortization of acquisition-related intangible assets	513	514	584	2,147	2,443

Non-GAAP operating expenses	$32,631	$33,005	$30,713	$130,524	$121,137

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$14,465	$16,059	$13,528	$57,637	$48,874
GAAP operating margin	13.4%	14.4%	13.2%	13.3%	12.5%

Add: Total stock-based compensation	6,855	6,526	5,668	24,677	20,885
Amortization of acquisition-related intangible assets	1,452	1,453	1,523	5,903	6,228

Non-GAAP income from operations	$22,772	$24,038	$20,719	$88,217	$75,987
Non-GAAP operating margin	21.0%	21.6%	20.2%	20.4%	19.5%

RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
GAAP provision (benefit) for income taxes	$32,159	$448	$(476)	$32,690	$1,054
GAAP effective tax rate	210.7%	2.6%	-3.4%	54.2%	2.1%

Impact of U.S. tax legislation	37,524	-	-	37,524	-
Tax effect of adjustments to GAAP results	(6,267)	(751)	(724)	(9,287)	(1,578)

Non-GAAP provision for income taxes	$902	$1,199	$248	$4,453	$2,632
Non-GAAP effective tax rate	3.8%	4.8%	1.2%	4.9%	3.4%

RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
GAAP net income (loss)	$(16,898)	$16,506	$14,303	$27,609	$48,898

Adjustments to GAAP net income (loss)
Stock-based compensation	6,855	6,526	5,668	24,677	20,885
Amortization of acquisition-related intangible assets	1,452	1,453	1,523	5,903	6,228
Amortization of in-place lease intangible assets	-	-	90	180	360
Impact of U.S. tax legislation	37,524	-	-	37,524	-
Tax effect of items excluded from non-GAAP results	(6,267)	(751)	(724)	(9,287)	(1,578)

Non-GAAP net income	$22,666	$23,734	$20,860	$86,606	$74,793

Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,692	30,614	29,914	30,545	29,619

Non-GAAP net income per share (diluted)	$0.74	$0.78	$0.70	$2.84	$2.53

GAAP income per share	$(0.57)	$0.54	$0.48	$0.90	$1.65

POWER INTEGRATIONS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31, 2017	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93,655	$50,700	$62,134
Short-term marketable securities	189,236	213,042	188,323
Accounts receivable, net	16,798	17,192	6,528
Inventories	57,087	55,158	52,564
Prepaid expenses and other current assets	7,758	10,831	8,715
Total current assets	364,534	346,923	318,264

PROPERTY AND EQUIPMENT, net	111,705	114,855	95,296
INTANGIBLE ASSETS, net	25,419	26,871	31,502
GOODWILL	91,849	91,849	91,849
DEFERRED TAX ASSETS	2,364	19,086	11,342
OTHER ASSETS	25,203	24,899	6,157
Total assets	$621,074	$624,483	$554,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,211	$38,474	$29,727
Accrued payroll and related expenses	12,064	9,772	10,756
Taxes payable	1,767	1,227	729
Other accrued liabilities	4,009	4,895	2,734
Total current liabilities	51,051	54,368	43,946

LONG-TERM LIABILITIES:
Income taxes payable	18,259	2,817	2,639
Deferred tax liabilities	138	538	820
Other liabilities	3,944	4,501	3,921
Total liabilities	73,392	62,224	51,326

STOCKHOLDERS' EQUITY:
Common stock	29	29	28
Additional paid-in capital	198,384	192,074	172,875
Accumulated other comprehensive loss	(2,139)	(2,320)	(2,710)
Retained earnings	351,408	372,476	332,891
Total stockholders' equity	547,682	562,259	503,084
Total liabilities and stockholders' equity	$621,074	$624,483	$554,410

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,898)	$16,506	$14,303	$27,609	$48,898
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	5,051	4,854	4,142	18,374	16,812
Amortization of intangible assets	1,452	1,453	1,612	6,083	6,663
Loss on disposal of property and equipment	36	286	116	360	332
Stock-based compensation expense	6,855	6,526	5,668	24,677	20,885
Amortization of premium on marketable securities	297	295	71	1,100	555
Deferred income taxes	16,323	163	(1,144)	15,838	(638)
Increase in accounts receivable allowances	-	129	(96)	209	207
Change in operating assets and liabilities:
Accounts receivable	394	1,376	6,347	(10,479)	751
Inventories	(1,929)	(2,726)	(2,623)	(4,523)	(630)
Prepaid expenses and other assets	3,402	(12,699)	(448)	(17,646)	(2,524)
Accounts payable	(4,903)	8,928	(1,323)	396	7,714
Taxes payable and other accrued liabilities	17,362	(529)	1,117	20,041	(1,124)
Net cash provided by operating activities	27,442	24,562	27,742	82,039	97,901

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,929)	(6,691)	(4,124)	(32,496)	(12,198)
Purchases of marketable securities	(5,590)	(34,499)	(66,256)	(151,663)	(188,654)
Proceeds from sales and maturities of marketable securities	28,748	42,555	8,295	149,443	83,423
Net cash provided by (used in) investing activities	20,229	1,365	(62,085)	(34,716)	(117,429)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	1,909	3,022	4,387	10,020	13,059
Repurchase of common stock	(2,454)	(6,734)	-	(9,188)	(6,435)
Payments of dividends to stockholders	(4,171)	(4,164)	(3,800)	(16,634)	(15,054)
Proceeds from draw on line of credit	-	5,000	-	5,000	-
Payments on line of credit	-	(5,000)	-	(5,000)	-
Net cash provided by (used in) financing activities	(4,716)	(7,876)	587	(15,802)	(8,430)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	42,955	18,051	(33,756)	31,521	(27,958)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	50,700	32,649	95,890	62,134	90,092

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$93,655	$50,700	$62,134	$93,655	$62,134

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
joe@power.com